UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Schmitt Industries, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

SCHMITT INDUSTRIES, INC.

2765 N.W. NICOLAI STREET

PORTLAND, OREGON 97210

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON OCTOBER 7, 2011

TO THE SHAREHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of SCHMITT INDUSTRIES, INC., an Oregon corporation (the “Company”), will be held on Friday, October 7, 2011 at 3:00 p.m., local time, at the Company’s offices located at 2765 N.W. Nicolai Street, Portland, Oregon 97210 for the following purposes:

1.	Election of Directors. To elect one director nominee named in the attached Proxy Statement to serve a three-year term expiring in 2014; and

2.	Other Business. To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on August 26, 2011 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and any postponements or adjournments thereof.

By Order of the Board of Directors

Wayne A. Case
Chairman of the Board of Directors
and Chief Executive Officer

Portland, Oregon

August 26, 2011

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY CARD AND RETURN IT IN THE ENCLOSED PREPAID ENVELOPE, OR SUBMIT YOUR VOTING INSTRUCTIONS BY TELEPHONE OR THROUGH THE INTERNET IF THOSE OPTIONS ARE AVAILABLE TO YOU. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD

YOUR VOTE IS IMPORTANT.

DEPENDING ON HOW YOUR SHARES ARE HELD THERE MAY BE THREE WAYS TO VOTE:

•	Sign, date and return your proxy card in the enclosed envelope as soon as possible, or
•	By internet, or
•	By telephone.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on October 7, 2011: The notice of annual meeting of shareholders, this proxy statement, and our annual report on Form 10-K are available at www.schmitt-ind.com.

SCHMITT INDUSTRIES, INC.

2765 N.W. Nicolai Street

Portland, Oregon 97210

(503) 227-7908

PROXY STATEMENT

for the

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON OCTOBER 7, 2011

INTRODUCTION

General

This Proxy Statement is being furnished to the shareholders of Schmitt Industries, Inc., an Oregon corporation (the “Company” or “Schmitt”), as part of the solicitation of proxies by the Company’s Board of Directors from holders of the outstanding shares of Schmitt common stock (the “Common Stock”) for use at the Company’s Annual Meeting of Shareholders to be held on October 7, 2011, at 3:00 p.m. local time, at the Company’s offices located at 2765 N.W. Nicolai Street, Portland, Oregon 97210, and at any postponements or adjournments thereof (the “Annual Meeting”). This Proxy Statement and the enclosed proxy card are first being mailed to shareholders of Schmitt entitled to vote at the Annual Meeting on or about September 7, 2011.

Purpose of the Annual Meeting

The purpose of the meeting is to vote on the following matters:

1.	Election of Directors. To elect one director to serve a three-year term expiring in 2014; and

2.	Other Business. To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

As of the date of this Proxy Statement, the Company is not aware of any business to come before the meeting other than the items noted above.

Solicitation, Voting and Revocability of Proxies

The Board of Directors has fixed the close of business on August 26, 2011 as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only holders of record of shares of Common Stock at the close of business on such date will be entitled to vote at the Annual Meeting, with each such share entitling its owner to one vote on all matters properly presented at the Annual Meeting. On the record date, there were approximately 175 beneficial holders of the 2,895,635 shares of Common Stock then outstanding. The presence, in person or by proxy, of a majority of the total number of outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

If the enclosed form of proxy is properly executed and returned in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. Executed but unmarked proxies will be voted FOR the election of the one nominee to the Board of Directors. The Board of Directors does not know of any matters other than those described in the Notice of Annual Meeting that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote the shares represented by such proxy upon such matters as determined by a majority of the Board of Directors.

The presence of a shareholder at the Annual Meeting will not automatically revoke such shareholder’s proxy. A shareholder may, however, revoke a proxy at any time prior to its exercise by filing a written notice of revocation with, or by delivering a duly executed proxy bearing a later date to, Corporate Secretary, Schmitt Industries, Inc., 2765 N.W. Nicolai Street, Portland, Oregon 97210, or by attending the Annual Meeting and voting in person. However, a shareholder who attends the Annual Meeting need not revoke a previously executed proxy and vote in person unless such shareholder wishes to do so. All valid, unrevoked proxies will be voted at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on October 7, 2011: The notice of annual meeting of shareholders, this proxy statement, and our annual report on Form 10-K are available at www.schmitt-ind.com.

ELECTION OF DIRECTORS

At the Annual Meeting, one Director will be elected for a three-year term expiring in 2014. Unless otherwise specified on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as Director of the person named below as nominee. The Board of Directors believes that the nominee will stand for election and will serve if elected as Director. However, if the person nominated by the Board of Directors fails to stand for election or is unable to accept election, the number of Directors constituting the Board of Directors may be reduced prior to the Annual Meeting or the proxies may be voted for the election of such other person as the Board of Directors may recommend.

Under the Company’s Articles of Incorporation and Restated Bylaws, the Directors are divided into three classes. The term of office of only one class of Directors expires in each year, and their successors are elected for terms of three years and until their successors are elected and qualified. There is no cumulative voting for election of Directors.

Information as to Nominee and Continuing Directors

The following table sets forth the names of the Board of Directors’ nominee for election as a Director and those Directors who will continue to serve after the Annual Meeting. Also set forth is certain other information with respect to each such person’s age, principal occupation or employment during the past five years, the periods during which he or she has served as a Director of Schmitt, the expiration of his term as a Director and the positions currently held with Schmitt.

Nominees:	Age	Director Since	Expiration of Current Term	Expiration of Term for which Nominated	Position Held with Schmitt
Michael J. Ellsworth	68	2006	2011	2014	Director

Continuing Directors:
Wayne A. Case	71	1986	2012	—	Chairman of the Board and Chief Executive Officer
Maynard E. Brown	64	1992	2012	—	Director
David M. Hudson	59	2006	2013	—	Director
James A. Fitzhenry	56	2009	2013	—	Director and President

Nominee

Michael J. Ellsworth was appointed as a director in April 2006. Mr. Ellsworth served as Chief Operating Officer and advisor to the Board for ADE Corporation, Westwood, Massachusetts, from 1993 to 1997. ADE is a semiconductor metrology and instrumentation company. After retirement from active management in 1997, he continued to serve as a Vice President and an advisor to the Board until 2001. Mr. Ellsworth also served as President, CEO and Director of Electro Scientific Industries (Nasdaq: ESIO) from 1987 to 1992. Electro Scientific Industries is a microelectronics and semiconductor capital equipment corporation He is presently Chairman of Motion Optics Corporation, a privately held semiconductor equipment company, and also works as a consultant to the semiconductor industry through his firm, Kinetic Technology, Inc. Mr. Ellsworth brings a variety of skills and attributes to the Board of Directors, including other directorial service and experience in the areas of executive leadership, technology, finance, accounting, risk oversight, strategy and operations. Mr Ellsworth holds a B.S. degree in Engineering Science from the University of Portland, a M.S. degree in Mechanical Engineering from Northwestern University, and an M.B.A. from the University of Portland.

Continuing Directors

Wayne A. Case has been Chief Executive Officer since 1996 and Chairman of the Board since 1997. He was also the President of the Company from 1986 through June 2009. Mr. Case brings a variety of skills and attributes to the Board of Directors, including experience in the areas of executive leadership, technology, finance, accounting, risk oversight, strategy and operations. Mr. Case holds a B.S. degree in Business and Economics from Linfield College and a M.B.A. degree from the University of Portland. He is married to Linda M. Case and is the father of David W. Case.

Maynard E. Brown, a director since 1992, resides in Vancouver, Canada. He is self employed as a Barrister & Solicitor. Mr Brown has more than 25 years of direct experience in advising publicly held corporations in securities and related matters. In addition to his extensive legal experience involving public companies and corporate law matters, Mr. Brown adds considerable directorial, including audit committee, experience to the Board of Director as he currently serves as a director for four publicly-traded companies in Canada. Mr. Brown has a Bachelor of Law (LLB) degree from Dalhousie University in Halifax, Canada.

David M. Hudson was appointed as a director in April 2006. He previously served as a director of the Company from 1996 to 2003. Mr. Hudson is the managing member of Gemini Value Partners LLC, a private investment fund. Mr. Hudson was the founder and President of Hudson Capital Management, which through a merger became the Crabbe Huson Group. In 1994, he co-founded Coldstream Capital Management, Inc. His founder’s interest was sold to publicly traded Boston Private Financial Holdings (Nasdaq: BPFH) in 2003. Mr. Hudson brings a variety of skills and attributes to the Board of Directors, including other directorial service and experience in the areas of executive leadership, finance, strategy and operations. Mr. Hudson holds a B.S. degree in Mathematics from the University of Oregon where he also pursued postgraduate studies in Economics.

James A. Fitzhenry was appointed as a director in April 2009. He was promoted to President of the Company in July 2009. Prior to that, Mr Fitzhenry had been the Company’s Executive Vice President since June 2008. Before joining the Company, Mr. Fitzhenry was President of Capital Strategies Group, a consulting firm specializing in federal government business development and government relations, which he founded in 2007. Prior to that time, Mr. Fitzhenry served for 15 years as a senior executive with FLIR Systems, Inc. (Nasdaq: FLIR). Mr. Fitzhenry brings a variety of skills and attributes to the Board of Directors, including experience in the areas of executive leadership, strategy, operations and government. Mr. Fitzhenry holds a B.A. degree from the University of Oregon and J.D. and M.B.A. degrees from Willamette University. On November 21, 2002, in connection with his employment with FLIR, Mr. Fitzhenry consented to a Securities and Exchange Commission (“SEC”) order pursuant to which he agreed to cease and desist from certain activities, including appearing or practicing before the SEC as an attorney, for five years.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends that shareholders vote FOR the election of its nominee for Director. If a quorum is present, the Company’s Restated Bylaws provide that Directors are elected by a plurality of the votes cast by the shares entitled to vote. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting, but are not counted and have no effect on the determination of whether a plurality exists with respect to a given nominee.

CORPORATE GOVERNANCE AND RELATED MATTERS

Shareholder Communications with the Board of Directors

Any shareholder may contact the Board of Directors in writing by addressing the communication to the Board of Directors of Schmitt Industries, Inc., c/o Corporate Secretary, 2765 N.W. Nicolai Street, Portland, Oregon 97210.

Board Leadership Structure and Role in Risk Oversight

The current leadership structure of the Board of Directors includes a combined Chairman of the Board and Chief Executive Officer. The Board of Directors believes that, in light of Mr. Case’s role as chief proponent of the Company’s technologies, he possesses the strategic, technical and industry knowledge and expertise to serve as both the Company’s Chairman and Chief Executive Officer. Notwithstanding the foregoing, the Board of Directors does not have a formal policy regarding separation of the Chairman and Chief Executive Officer roles, and the Board of Directors may in the future decide to implement such a policy if it deems it in the best interests of the Company and its shareholders. The Board of Directors does not have a lead independent director.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. The Company faces a number of risks, including credit risk, interest rate risk, liquidity risk, operational risk, strategic risk and reputation risk. Management is responsible for the day-to-day management of risks the Company faces, while the Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. To do this, the Chairman of the Board meets regularly with management to discuss strategy and the risks facing the Company. Senior management attends the Board of Directors meetings and is available to address any questions or concerns raised by the Board of Directors on risk management and any other matters. The Chairman of the Board and independent members of the Board of Directors work together to provide strong, independent oversight of the Company’s management and affairs through its standing committees and, when necessary, special meetings of independent directors.

Meetings

During Fiscal 2011, the Company’s Board of Directors held five meetings. Each incumbent Director attended more than 75% of the aggregate of the total number of meetings held by the Board of Directors and the total number of meetings held by all committees of the Board on which he served during the period that he served. While the Company does not have a formal policy with regard to Directors’ attendance at annual meetings, all members of the Company’s Board of Directors attended the 2010 Annual Meeting of Shareholders.

Board of Director Committees

The Board of Directors has standing Audit, Compensation and Nominating Committees. The Audit, Compensation and Nominating Committees operate pursuant to written charters. The charters may be viewed online at www.schmitt-ind.com. Each committee may obtain advice and assistance from internal or external legal, accounting and other advisors. The members of the committees, each of whom has been determined to be “independent” as defined by applicable SEC and Nasdaq Stock Market rules, are identified in the following table. Neither Mr. Case nor Mr. Fitzhenry is “independent” as defined by applicable SEC and NASDAQ Stock Market rules. Mr. Case serves as the Company’s Chief Executive Officer and Mr. Fitzhenry serves as the Company’s President.

Name	Audit	Compensation	Nominating
Maynard E. Brown	X	Chair	X
Michael J. Ellsworth	X	X	Chair
David M. Hudson	Chair	X	X

Audit Committee. The Audit Committee currently consists of Messrs. Brown, Ellsworth and Hudson. Mr. Hudson chairs the committee. The Board has determined all current members of the Audit Committee are independent under the rules of the SEC and the NASDAQ Stock Market, and each of them is able to read and understand fundamental financial statements. The Board has determined that Mr. Hudson qualifies as an “audit committee financial expert” as defined by the rules of the SEC and the NASDAQ Stock Market. The Audit Committee is responsible for, among other things, the engagement, compensation and oversight of the Company’s independent certified public accountants, the review of the scope and results of the audit, and the review and evaluation of accounting procedures and internal controls within the Company. The Audit Committee operates pursuant to a written charter which is available on the Company’s website (www.schmitt-ind.com). The Audit Committee held five meetings in Fiscal 2011.

Compensation Committee. The Compensation Committee currently consists of Messrs. Brown, Ellsworth and Hudson. Mr. Brown chairs the committee. The Board has determined that all members of the Compensation Committee are independent under the rules of the SEC and the NASDAQ Stock Market. The Compensation Committee reviews executive compensation, establishes executive compensation levels, and administers the Company’s stock option plans. The Compensation Committee held three meetings in Fiscal 2011. The Compensation Committee operates pursuant to a written charter which is available on the Company’s website (www.schmitt-ind.com).

Nominating Committee. The Nominating Committee currently consists of Messrs. Brown, Hudson and Ellsworth. Mr. Ellsworth chairs the committee. The Board has determined that all members of the Nominating Committee are independent under the rules of the SEC and the NASDAQ Stock Market. The Nominating Committee assists the Board in director selection, identifying and assessing each candidate based upon his or her background, skills and experience and in light of the needs of the Board of Directors at that time. The committee operates pursuant to a written charter which is available on the Company’s website (www.schmitt-ind.com). The Nominating Committee held three meetings in Fiscal 2011.

Director Qualifications

There are certain minimum qualifications for Board membership that director candidates should possess, including strong values and discipline, high ethical standards, a commitment to full participation on the Board and its committees, and relevant career experience. The Nominating Committee also evaluates candidates for Board membership based on individual skills, experience and demonstrated abilities that help meet the current needs of the Board, such as experience or expertise in some of the following areas: global business, science and technology, finance and/or economics, competitive positioning, corporate governance, public affairs, and experience as an executive officer. Other factors that are considered include independence of thought, meeting applicable director independence standards (where independence is desired) and absence of conflicts of interest. The Nominating Committee may modify the minimum qualifications and evaluation guidelines from time to time as it deems appropriate. The Nominating Committee does not have a formal policy with respect to diversity; however, the Board of Directors and the Nominating Committee believe that it is essential that Board members represent diverse viewpoints. In the context of the existing composition and needs of the Board and its committees, the Nominating Committee considers various factors, including, but not limited to, independence, age, diversity (which, in this context, means race, ethnicity and gender), integrity, skills, financial and other expertise, breadth of experience and knowledge about our business or industry.

Shareholder Nominations for Director and Related Procedures

The Nominating Committee will consider recommendations by shareholders of individuals to consider as candidates for election to the Board of Directors. Any such recommendations should be submitted to Schmitt Industries, Inc., c/o Corporate Secretary, 2765 N.W. Nicolai Street, Portland, Oregon 97210. Historically, the Company has not had a formal policy concerning shareholder recommendations to the Nominating Committee (or its predecessors) because it believes that the informal consideration process in place to date, based in part on the minimum criteria as described in “Director Qualifications” above, has been adequate given that the Company has never received any Director recommendations from shareholders. The absence of such a policy does not mean, however, that a recommendation would not have been considered had one been received. The Nominating Committee intends to periodically review whether a more formal policy should be adopted.

The Company’s Restated Bylaws permit shareholders to make nominations for the election of directors, if such nominations are made pursuant to timely notice in writing to the Company’s Secretary. To be timely, notice must be delivered to, or mailed to and received at, the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the date of the meeting, provided that at least 60 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders. If less than 60 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received by the Company not later than the close of business on the tenth business day following the date on which such notice of the meeting was mailed or such public disclosure was made. Public disclosure of the date of the Annual Meeting was made by the issuance of a press release on August 22, 2011. A shareholder’s notice of nomination must also set forth certain information specified in Section 2.3.2 of the Company’s Restated Bylaws concerning each person the shareholder proposes to nominate for election and the nominating shareholder.

Director Compensation

The Company’s general philosophy towards Directors’ compensation is that Directors should be paid fairly for the work, time and effort required to serve on the Board of Directors, and that Directors’ compensation should be competitive relative to comparable companies. The Board of Directors believes that it is appropriate for all of the non-employee Directors to receive a monthly retainer, and for the chairmen and members of the Board committees to receive additional compensation on a per meeting basis for their services in those positions. A non-employee Director who does not serve on any committee may receive a monthly retainer that is greater than the monthly retainer for committee members in recognition of efforts made outside of committee and Board meetings.

Under a policy adopted by the Board of Directors, Messrs. Brown, Ellsworth and Hudson are paid a monthly retainer of $500 and Mr. Hennessey is paid a monthly retainer of $1,000. Each non-employee Director is paid a $1,500 fee for each Board meeting attended either in person or by phone. The Chairman and members of the Audit Committee each receive a fee of $3,500 and $2,500 per quarter, respectively; the Chairman and members of the Compensation Committee each receive a fee of $1,000 for each meeting attended either in person or by phone; and the Chairman and members of the Nominating Committee each receive a fee of $500 for each meeting attended either in person or by phone. Non-employee Directors also receive either monthly compensation of $500 or, at the non-employee Director’s option, an annual award of nonstatutory options to purchase 5,000 shares of common stock pursuant to the Company’s Stock Option Plan. As of May 31, 2011, all outside directors elected monthly compensation. Effective January 1, 2011, all fees that had been temporarily reduced by 20% until the Company improves its operating performance were reinstated to 100%. The Company also reimburses travel and lodging expenses incurred in connection with attending meetings of the Board and its committees.

2011 INDEPENDENT DIRECTORS COMPENSATION TABLE

Name	Fees Earned or Paid in Cash	Option Awards (1)(2)		Total
Maynard E. Brown	$22,200	$19,501		$41,701
Michael J. Ellsworth	$22,200	$19,501		$41,701
Timothy D.J. Hennessy	$15,600	$19,501	(3)	$35,101
David M. Hudson	$25,800	$19,501		$45,301

(1)	The amounts shown reflect the fair value of the entire option award in the year awarded as calculated using the assumptions for financial reporting purposes in accordance with Accounting Standards Codification (“ASC”) Topic 718. Assumptions made in the calculation of these amounts are included in Note 7 to the Company’s financial statements for the fiscal year ended May 31, 2011 included on Form 10-K filed with the SEC on August 9, 2011.

(2)	As of the end of Fiscal 2011, the following directors held the following aggregate number of outstanding stock options: Maynard E. Brown—13,194, Michael J. Ellsworth—10,000, Timothy D.J. Hennessy—15,000 and David M. Hudson—10,694.

(3)	Mr. Hennessy subsequently declined his option awards on June 17, 2011.

Corporate Governance

As part of the Schmitt’s Code of Ethics and Business Conduct, the Company has adopted a code of ethics that applies to all officers and employees, including the Company’s principal executive, financial and accounting officers.

Schmitt maintains a Corporate Governance page on its website that includes key information about its corporate governance initiatives, including Schmitt’s Code of Ethics and Business Conduct and charters for the Audit, Compensation and Nominating Committees of the Board of Directors. The Corporate Governance page can be found at www.schmitt-ind.com within the Investor Relations segment of the website.

Schmitt’s policies and practices reflect corporate governance initiatives that are compliant with the listing requirements of the NASDAQ Stock Market and the corporate governance requirements of the Sarbanes-Oxley Act of 2002, including: (1) a majority of the Board members are independent of Schmitt and its management; (2) all members of the Board committees—the Audit, Compensation and Nominating Committees—are independent; (3) Schmitt has a Code of Ethics and Business Conduct that is monitored by its Corporate Secretary, who acts as the Company’s ethics officer; and (4) the charters of the Audit, Compensation and Nominating Committees of the Board clearly establish their respective roles and responsibilities;

MANAGEMENT

Executive Officers

The executive officers of the Company are as follows:

Name	Age	Position
Wayne A. Case	71	Chairman of the Board of Directors and Chief Executive Officer
David W. Case	47	Vice President, Operations
Linda M. Case	66	Corporate Secretary
James A. Fitzhenry	56	President and Director
Jeffrey T Siegal	48	Chief Financial Officer and Treasurer

Information concerning the principal occupation of Wayne A. Case and James A. Fitzhenry is set forth under “Board of Directors.” Information concerning the principal occupation during the last five years of the executive officers of the Company who are not also Directors of the Company is set forth below.

David W. Case has been Vice President of Operations of the Company since 1996 and before then was Production Manager. He has been responsible for many of the design features of the SBS Dynamic Balance System. His duties include manufacturing, engineering and quality assurance. Mr. Case holds a B.S. degree in Economics from the University of Oregon. Mr. Case is the son of Wayne A. Case.

Linda M. Case has been Secretary of the Company since 1993 and before then was Office Manager. Her duties include corporate secretary, investor relations and office management. Ms. Case holds a B.A. degree in Sociology and Psychology from Linfield College. Ms. Case is married to Wayne A. Case.

Jeffrey T Siegal has been Chief Financial Officer and Treasurer of the Company since April 2008. Mr. Siegal has over 20 years of experience in finance and accounting. Mr. Siegal is also the Managing Director of Schmitt Europe Ltd. Prior to joining the Company, he was Corporate Controller at Planar Systems, Inc. from 1999 to 2007. From 2004 to 2007, Mr. Siegal also served as Planar’s Treasurer. Prior to Planar, Mr. Siegal held positions of increasing responsibility in public accounting, most recently as Senior Manager at Deloitte and Touche LLP. Mr. Siegal holds a B.A. degree in Business Administration and Accounting from San Jose State University and is a Certified Public Accountant.

EXECUTIVE COMPENSATION

The Board of Directors has delegated the responsibility for fixing the compensation of the Named Executive Officers (as defined in the Summary Compensation Table below) to the Compensation Committee. The Compensation Committee consists entirely of independent, non-employee Directors. No former employees of the Company serve on the Compensation Committee. The Compensation Committee approves all compensation and awards to executive officers, which include the Chief Executive Officer, Chief Financial Officer, President, Vice President for Operations and Corporate Secretary.

The Compensation Committee annually reviews the performance and compensation of the executive officers, or more often if necessary, and establishes their compensation. Wayne A. Case and/or James A. Fitzhenry may participate in certain discussions with the Compensation Committee and the Company’s Board of Directors concerning executive officer compensation, but Mr. Case does not participate in the decisions with respect to his own, David W. Case’s or Linda M. Case’s compensation. Mr. Fitzhenry does not participate in certain discussions with respect to his own compensation.

The Compensation Committee has not prepared tally sheets for executive officers because the compensation structure for these executive officers has consisted primarily of base salary, cash bonuses, and stock options and has not included many of the hidden costs (such as retirement benefits, perquisites and deferred compensation plans) that tally sheets are typically designed to reveal. Similarly, because of the overall size of the Company and the small number of executive officers, the Compensation Committee has not deemed it necessary to retain outside compensation consultants or conduct formal internal or external pay equity studies.

The key components of the Company’s compensation program are base salary, personal performance bonuses and potential long-term compensation through stock options. These components are administered with the goal of providing total compensation that is competitive in the marketplace, rewards successful financial performance and aligns executive officers’ interests with those of shareholders. The Company generally does not adhere to rigid formulas or necessarily react to short-term changes in business performance in determining the amount and mix of compensation elements for our executives, although changes in business performance do affect individual performance bonus awards.

The Company’s executive compensation programs are designed to attract, retain, motivate and appropriately reward its executive officers, as well as to align the interests of executive officers with those of shareholders of the Company. The objectives of the Company’s compensation programs are to:

•	provide competitive compensation opportunities that attract and retain top executives;

•	inspire the executive team to achieve superior performance in order to deliver results above the Company’s business plan and those of its peers; and

•	continue to align the interests of executives and shareholders through the use of long-term and short-term incentives, while effectively managing dilution.

Compensation levels should be sufficiently competitive to attract and retain the talent needed

The Company’s overall compensation levels are designed to attract and retain the type of talent needed to enable the Company to achieve and maintain a leadership position in the businesses in which it competes.

Compensation should be related to performance

In general, the Company’s compensation policy is designed to reward the achievement of individual and company objectives. The Company has followed a practice of linking executive compensation to individual levels of performance, as well as to the performance of the Company as a whole. Cash bonuses are tied to individual performance, as well as to the performance of the Company. In addition, the value of long-term incentive compensation (stock options) is tied to corporate performance over the long term.

Incentive compensation should strike a balance between short-term and long-term performance

The Company’s compensation policy is designed to focus management on achieving strong short-term (annual) performance objectives as well as ensuring that the necessary steps are taken to achieve long-term success and profitability. To reward a balanced approach, the Company uses both short-term performance bonuses and long-term incentives in structuring the compensation of its executive officers.

Setting Executive Compensation

The Compensation Committee awarded Fiscal 2011 compensation to the Named Executive Officers based on its review and analysis of their positions, responsibilities and performance as well as their anticipated responsibilities and potential contributions to growth in shareholder value. In establishing the compensation of the Named Executive Officers, the Committee based the amounts primarily on the individual performance of each Named Executive Officer in recent periods, and each Named Executive Officer’s level of responsibility for the Company’s key objectives and potential for future responsibility and promotion. The Committee also examined the outstanding stock options held by such executive officer for the purpose of considering the retention value of additional equity awards.

Because base compensation, annual cash bonuses, and equity awards are such basic elements of compensation within the Company’s industry, as well as the high tech and software industries in general, and are generally expected by employees, the Committee believes that these components must be included in the Company’s compensation mix in order for the Company to compete effectively for talented executives.

The Company has historically used stock options as an element of executive compensation for several reasons. First, stock options facilitate retention of executives. Stock options will provide a return to the executive only if he or she remains in the Company’s employ. Second, stock options align executive compensation with the interests of the Company’s shareholders and thereby focus executives on increasing value for the shareholders. Third, stock options are performance based. Stock options will provide a return to executives only to the extent that the market price of the Company’s common stock appreciates over the option term. Fourth, stock options create incentive for increases in shareholder value over a longer term. In determining the number of options to be granted to executives, the Committee takes into account the individual’s position, scope of responsibility, ability to affect profits and shareholder value, the individual’s historic and recent performance, and the estimated value of stock options at the time of grant.

Base Salary

The Fiscal 2011 base salary for each Named Executive Officer was set on the basis of personal performance, skill set and experience, position criticality, the salary levels in effect for comparable positions with other companies in the industry, and internal comparability considerations.

Benefits and Perquisites

Benefits are established based upon an assessment of competitive market factors and a determination of what is needed to attract and retain talent. The primary benefits received by the Company’s Named Executive Officers are the same as for all other employees and include participation in the Company’s health, dental and vision plans, 401(k) plan and the Company’s disability and life insurance plans. Wayne A. Case is also provided use of an automobile.

Annual Cash Performance Compensation

Our executives’ performance is reviewed annually in October, and executives may receive annual cash bonuses, generally based upon the Compensation Committee’s evaluation of individual performance and the Company’s performance generally. These executives are responsible for establishing strategic direction or are responsible for major functional or operating units and have an impact on bottom-line results. During Fiscal 2011, no executive officer was paid a cash bonus.

Stock Options

In Fiscal 2011, our Named Executive Officers received a total of 115,000 stock option grants as follows: Wayne A. Case—30,000, James A. Fitzhenry—30,000, Jeffrey T Siegal—30,000 and David A. Case—25,000.

The following table has been reviewed and approved by the Compensation Committee and sets forth amounts of cash and certain other compensation paid by the Company to Wayne A. Case, Chief Executive Officer; James A. Fitzhenry, President; Jeffrey T Siegal, Chief Financial Officer and Treasurer; and David W. Case, Vice President of Operations (the “Named Executive Officers”) during Fiscal 2011. No other executive officer was paid salary and bonus in excess of $100,000 in Fiscal 2011.

2011 SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary	Option Awards(1)	All Other Compensation(2)	Total
Wayne A. Case	2011	$128,740	$58,503	$6,247	$193,490
Chairman of the Board and Chief Executive Officer	2010	194,017	—	6,247	200,264

James A. Fitzhenry	2011	155,014	58,503	—	213,517
Director and President	2010	142,693	—	—	142,693

Jeffrey T Siegal	2011	129,936	58,503	2,100	190,539
Chief Financial Officer and Treasurer	2010	119,645	—	2,100	121,745

David W. Case	2011	120,287	48,753	2,100	171,140
Vice President of Operations	2010	112,642	—	2,100	114,742

(1)	The amounts shown reflect the fair value of the entire option award in the year awarded as calculated using the assumptions for financial reporting purposes in accordance with ASC Topic 718. Assumptions made in the calculation of these amounts are included in Note 7 to the Company’s financial statements for the fiscal year ended May 31, 2011 included on Form 10-K filed with the SEC on August 9, 2011.

(2)	Amounts include car expenses and the Company’s match to the Company’s 401(k) Profit Sharing Plan & Trust made on the same basis as provided to all Company employees.

STOCK OPTION PLANS AND OPTION GRANTS IN FISCAL 2010

The Board of Directors adopted the 2004 Stock Option Plan (“2004 Plan”) in August 2004 and the 1995 Stock Option Plan (“1995 Plan”) in December 1995, which plan was amended in August 1996 and restated in August 1998. An option granted under the 2004 Plan and/or 1995 Plan (the “Plans”) might be either an incentive stock option (“ISO”), or a nonstatutory stock option (“NSO”). ISOs may be granted only to employees and members of the Board of Directors of the Company and are subject to certain limitations, in addition to restrictions applicable to all stock options under the Plan. Options not meeting these limitations will be treated as NSOs. The purchase price of ISOs is fair market value on the date of grant; the purchase price of NSOs may vary from fair market value. Vesting is at the discretion of the Compensation Committee of the Board of Directors, but is generally 25% at grant date and 25% on each anniversary thereafter. The Company initially reserved 400,000 shares for issuance under the 1995 Plan and 300,000 shares for issuance under the 2004 Plan. The 1995 Plan expired in December 2005, and no additional options may be issued under the 1995 Plan, although expiration of the 1995 Plan did not affect the rights of persons who received stock grants under the 1995 Plan. Stock-based compensation recognized in the Company’s Consolidated Financial Statements for the year ended May 31, 2011 includes compensation cost for stock-based awards granted prior to, but not fully vested as of, June 1, 2006.

2011 OUTSTANDING EQUITY AWARDS

The following table sets forth, as to the Named Executive Officers, certain information concerning the number of shares subject to both exercisable and unexercisable stock options as of the end of Fiscal 2011. No Named Executive Officer exercised options during the last fiscal year.

Name and Principal Position	Number of Shares Underlying Unexercised Options (#) Exercisable	Number of Shares Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Wayne A. Case	15,000	15,000	3.65	5/31/2021
Chairman and Chief Executive Officer
James A. Fitzhenry	15,000	15,000	3.65	5/31/2021
Director and President	37,500	12,500	6.25	6/1/2018
Jeffrey T Siegal	15,000	15,000	3.65	5/31/2021
Chief Financial Officer and Treasurer	25,000	—	5.98	4/15/2018
David W. Case	33,333	—	1.20	3/11/2012
Vice President of Operations	25,000	—	2.30	6/9/2014
	12,500	12,500	3.65	5/31/2021

STOCK OWNED BY MANAGEMENT AND PRINCIPAL SHAREHOLDERS

The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock as of August 26, 2011 by (i) each person who is known to the Company to own beneficially more than 5% of the Company’s outstanding Common Stock, (ii) each of the Company’s Directors, (iii) the Company’s Named Executive Officers and (iv) all Directors and executive officers as a group. The information in this table is based solely on statements in filings with the SEC or other reliable information, and assumes that 2,895,635 shares were issued and outstanding on August 26, 2011.

	Shares Beneficially Owned(1)
Directors and Executive Officers(2)	Number	Percent
Wayne A. Case(3)	132,757	4.6%
James A. Fitzhenry(4)	196,000	6.6%
Jeffrey T Siegal(5)	40,000	1.4%
David W. Case(6)	121,096	4.1%
Maynard E. Brown(7)	8,194	*
Timothy D.J. Hennessy(8)	12,500	*
David M. Hudson(9)	5,694	*
Michael J. Ellsworth(10)	7,000	*
All directors and executive officers as a group (nine persons)(11)	523,241	16.8%
5% Shareholders(12)
Walter Brown Pistor, 2415 Kalama River Road, Kalama, WA 98625	509,331	17.6%
Nicusa Capital Partners LP, 17 State Street, Suite 1650, New York, NY 10004	267,583	9.2%

* Less	than 1%.

(1)	A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of options. Each beneficial owner’s percentage ownership is determined by assuming that options that are held by such person (but not those held by any other person) and that are exercisable within 60 days from the date hereof have been exercised. Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

(2)	The address of each person is care of Schmitt Industries, Inc., 2765 N.W. Nicolai Street, Portland, Oregon 97210.

(3)	Includes 14,138 shares held by Mr. Case in an individual retirement account and includes 76,119 shares owned by the Linda M. Case Family Trust. Ms. Case has primary, and Mr. Case secondary and contingent, voting and investment power with respect to the shares in the Linda M. Case Family Trust. Also includes (i) 15,000 shares subject to options held by Mr. Case that are exercisable within 60 days of August 26, 2011 and (ii) 27,500 shares subject to options held by Linda M. Case Family Trust that are exercisable within 60 days of August 26, 2011.

(4)	Includes 131,000 shares held as of August 26, 2011, and 65,000 shares subject to options that are exercisable within 60 days of August 26, 2011.

(5)	Includes 40,000 shares subject to options that are exercisable within 60 days of August 26, 2011.

(6)	Includes 50,263 shares held as of August 26, 2011, and 70,833 shares subject to options that are exercisable within 60 days of August 26, 2011.

(7)	Includes 8,194 shares subject to options that are exercisable within 60 days of August 26, 2011.

(8)	Includes 7,500 shares held as of August 26, 2011, and 5,000 shares subject to options that are exercisable within 60 days of August 26, 2011, all in the Timothy D.J. Hennessy Trust dated 4/26/01, of which Mr. Hennessy and his wife are co-trustees.

(9)	Includes 5,694 shares subject to options that are exercisable within 60 days of August 26, 2011.

(10)	Includes 2,000 shares held as of August 26, 2011 and 5,000 shares subject to options that are exercisable within 60 days of August 26, 2011.

(11)	Includes 242,221 shares subject to options that are exercisable within 60 days of August 26, 2011.

(12)	Information reported herein is made in reliance on Schedules 13D and 13G filed by the 5% shareholders.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under federal securities laws, the Company’s directors, its officers and any persons holding more than 10% of the Company’s Common Stock (“10% holders”) are required to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of shares of Common Stock and other equity securities of the Company. Specific filing deadlines of these reports have been established and the Company is required to disclose in this Proxy Statement any failure to file by these dates during Fiscal 2011. To the best of the Company’s knowledge, all of these filing requirements have been satisfied. In making this statement, the Company has relied solely on written representations of its directors, officers and 10% holders and copies of the reports that they filed with the SEC.

INFORMATION CONCERNING THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has appointed Moss-Adams LLP to act as independent auditors for the Company for the fiscal year ended May 31, 2012. Moss-Adams served as the Company’s independent auditors for the fiscal year ended May 31, 2011. Representatives of Moss-Adams are expected to attend the 2011 Annual Meeting. They will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from shareholders.

Audit Committee Report**

The Audit Committee has reviewed and discussed the audited financial statements with the Company’s management and has discussed with Moss-Adams, the Company’s independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended. The Audit Committee also has received the written disclosures and the letter from Moss-Adams required by applicable requirements of the Public Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed the independence of Moss-Adams with that firm. Based upon the foregoing, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements of the Company for the fiscal year ended May 31, 2011 be included in the Company’s Annual Report of Form 10-K for the fiscal year ended May 31, 2011, for filing with the SEC. Each member of the Audit Committee is an independent director as defined by SEC and NASDAQ Stock Market rules, as such section may be modified or supplemented.

AUDIT COMMITTEE

Maynard E. Brown, Michael J. Ellsworth and David M. Hudson

Audit and Related Fees

For the fiscal years ended May 31, 2011 and May 31, 2010, Moss-Adams and their affiliates billed, or have estimated they will bill, a total of $147,360 and $121,333, respectively, for their audits, and fees reasonably related to the performance of the audits, of the Company’s annual consolidated financial statements for those fiscal years; review of financial statements contained in the Company’s Forms 10-Q in those fiscal years; and services that are normally provided by the accountants in connection with statutory and regulatory filings or engagements for those fiscal years.

Tax Fees

In the fiscal years ended May 31, 2011 and May 31, 2010, Moss-Adams and their affiliates billed the Company $3,447 and $0, respectively, for tax compliance, tax advice and tax planning.

All Other Fees

In the fiscal years ended May 31, 2011 and May 31, 2010, Moss-Adams billed the Company $4,750 and $0 for services other than those already disclosed above.

**	The report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under either the Securities Act, or the Securities Exchange Act of 1934, as amended (together, the “Acts”), except to the extent that the Company specifically incorporates such report by reference; and further, such report shall not otherwise be deemed filed under the Acts.

Pre-Approval Policies and Procedures

The Audit Committee pre-approves all audit and non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services as allowed by law or regulation. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specifically approved amount. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval and the fees incurred to date. The Audit Committee, or one of its members to whom authority has been delegated by the Audit Committee, may also pre-approve particular services on a case-by-case basis. The Audit Committee, or one of its members to whom authority had been delegated, pre-approved all of the Company’s audit fees, audit-related fees, tax fees, and all other fees for services by the independent auditors during Fiscal 2010 and Fiscal 2011.

DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, some shareholder proposals may be eligible for inclusion in the Company’s 2012 Proxy Statement. Any such proposal must be received by the Company not later than April 27, 2012. Shareholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of the applicable securities law. The submission of a shareholder proposal does not guarantee that it will be included in the Company’s Proxy Statement. Alternatively, under the Company’s Restated Bylaws, a proposal or nomination that a shareholder does not seek to include in the Company’s Proxy Statement pursuant to Rule 14a-8 may be delivered to the Secretary of the Company not less than 60 days nor more than 90 days prior to the date of an Annual Meeting, unless notice or public disclosure of the date of the Annual Meeting occurs less than 60 days prior to the date of such Annual Meeting, in which event, shareholders may deliver such notice not later than the 10th day following the day on which notice of the date of the Annual Meeting was mailed or public disclosure thereof was made. A shareholder’s submission must include certain specified information concerning the proposal or nominee, as the case may be, and information as to the shareholder’s ownership of common stock of the Company. Proposals or nominations not meeting these requirements will not be entertained at the Annual Meeting. If the shareholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Securities Exchange Act of 1934, the Company may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such proposal or nomination submitted by a shareholder.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors does not know of any other matters to be presented for action by the shareholders at the 2011 Annual Meeting. If, however, any other matters not now known are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote such proxy in accordance with the determination of a majority of the Board of Directors.

COST OF SOLICITATION

The cost of soliciting proxies will be borne by the Company. In addition to use of the mails, proxies may be solicited personally or by telephone by Directors, officers and employees of the Company, who will not be specially compensated for such activities. Also, the Company may retain and compensate an outside firm to assist in obtaining proxies from brokers and nominees of shareholders for the Annual Meeting. Such solicitations may be made personally, or by mail, facsimile, telephone, telegraph or messenger. The Company will also request persons, firms and companies holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such persons for their reasonable expenses incurred in that connection.

ADDITIONAL INFORMATION

A copy of the Company’s Annual Report to Shareholders for Fiscal 2011 accompanies this Proxy Statement. The Company is required to file an Annual Report on Form 10-K for its fiscal year ended May 31, 2011 with the SEC. Shareholders may obtain, free of charge, a copy of the Form 10-K (without exhibits) by writing to Corporate Secretary, Schmitt Industries, Inc., 2765 N.W. Nicolai Street, Portland, Oregon 97210.

By Order of the Board of Directors

Wayne A. Case
Chairman of the Board of Directors and Chief Executive Officer

Portland, Oregon

August 26, 2011

SCHMITT INDUSTRIES, INC.

2765 N.W. Nicolai Street

Portland, Oregon 97210

This Proxy is Solicited on Behalf of the Board of Directors

for the Annual Meeting of the Shareholders, October 7, 2011

The undersigned hereby appoints Wayne A. Case and Linda M. Case, or each of them, as proxies, each with power of substitution, to vote for and on behalf of the undersigned at the Annual Meeting of the Shareholders of the Company to be held on October 7, 2011, and at any adjournment thereof, upon matters properly coming before the Meeting, as set forth in the related Notice of Annual Meeting and Proxy Statement, both of which have been received by the undersigned. Without otherwise limiting the general authorization given hereby, said proxies are instructed to vote as follows:

1.	Election of the following nominee as director: Michael J. Ellsworth. The Board of Directors recommends a vote “FOR” this proposal.

☐ FOR Michael J. Ellsworth	☐ WITHHOLD AUTHORITY to vote for Michael J. Ellsworth

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned holder. If no direction is made, this proxy will be voted “FOR” the election of the director nominee in Proposal 1 and at the discretion of your proxy on any other matter that may be properly brought before the Annual Meeting.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature

Signature if held jointly

Print Name(s)

Dated: , 2011

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of the Shareholders to be held on October 7, 2011: The Notice of annual meeting of shareholders, the proxy statement, and our annual report on Form 10-K are available at www.schmitt-ind.com.